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                                                        Series A Preferred Stock


                        TCI SATELLITE ENTERTAINMENT, INC.

                           CERTIFICATE OF DESIGNATIONS

                                 ---------------

                      SETTING FORTH A COPY OF A RESOLUTION
                      CREATING AND AUTHORIZING THE ISSUANCE
                  OF A SERIES OF PREFERRED STOCK DESIGNATED AS
                     "CUMULATIVE PREFERRED STOCK, SERIES A"
                        ADOPTED BY THE BOARD OF DIRECTORS
                      OF TCI SATELLITE ENTERTAINMENT, INC.

                                 ---------------

     The undersigned, an assistant secretary of TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on March 2, 2000, duly adopted the following resolutions creating a new series of this Corporation's Series Preferred Stock:

     "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section B of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each class and series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock")), as follows:

     1. DESIGNATION AND NUMBER. The designation of the series of Series Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Cumulative Preferred

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Stock, Series A" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock will be 150,000.

     2. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph 2 will, for all purposes of this Certificate of Designations, have the meanings herein specified:

     "AVERAGE MARKET PRICE": As of any Record Date or Special Record Date for a dividend payment declared by the Board of Directors, the product of (a) .90 and
(b) the average of the daily Closing Prices of the Series A Common Stock for a period of 20 consecutive trading days ending on the tenth trading day prior to such Record Date, appropriately adjusted to take into account any stock dividends on the Series A Common Stock, or any stock splits, reclassifications or combinations of the Series A Common Stock, during the period following the first of such 20 trading days and ending on the last full trading day immediately preceding the Dividend Payment Date or other date fixed for the payment of dividends to which such Record Date or Special Record Date, as the case may be, relates.

     "BOARD OF DIRECTORS": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

     "BUSINESS DAY": Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

     "CAPITAL STOCK": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

     "CLOSING PRICE": Of any security for any day (which for this purpose only will mean the period from 9:30 a.m. to 4:00 p.m., New York time), the last reported sale price of such security regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The Nasdaq Stock Market or any comparable quotation system, or if such security is not quoted on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this

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Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors will from time to time deem to be fair.

     "DEBT INSTRUMENT": Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

     "DEFAULT": The occurrence of any of the following events:

     (a) the failure of the Corporation to declare and, on or within five days of the applicable Dividend Payment Date, pay any portion of the accrued dividends on the Series A Preferred Stock for any Dividend Period;

     (b) there has been entered a decree or order for relief in respect of the Corporation under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Corporation or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Corporation or an involuntary petition has been filed against the Corporation and a temporary stay entered, and (i) such petition and stay has not been diligently contested, or (ii) any such petition and stay has continued undismissed for a period of sixty (60) consecutive days; or

     (c) the Corporation has filed a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Corporation has consented to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official, of the Corporation or of any substantial part of its properties, or the Corporation has failed generally to pay its debts as they become due, or has taken any action in furtherance of any such action.

     "DIVIDEND PAYMENT DATE": The last day of each March, June, September and December, commencing with March 2000, or the next succeeding Business Day if any such date is not a Business Day.

     "DIVIDEND PERIOD": The period from and including the Issue Date to but excluding the first Dividend Payment Date and, thereafter, each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

     "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

                                       3
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     "INDEBTEDNESS": Any: (a) liability, contingent or otherwise, of this
Corporation (i) for borrowed money whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof),
(ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (iii) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (b) liability of others described in the preceding clause (a) which this Corporation has guaranteed or which is otherwise its legal liability; and (c) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby have been assumed by or shall otherwise be this Corporation's legal liability.

     "ISSUE DATE": March 16, 2000, such date being the first date on which any shares of the Series A Preferred Stock are first issued or deemed to have been issued.

     "JUNIOR SECURITIES": All shares of Series A Common Stock, Series B Common Stock, and any class or series of stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series A Preferred Stock as to dividend rights or rights on liquidation. A class or series of Junior Stock will rank junior to the Series A Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of Series A Preferred Stock are entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

     "LIQUIDATION PREFERENCE": Measured per Share of the Series A Preferred Stock as of any date in question (the "Relevant Date") means an amount equal to the sum of (a) the Stated Value of such Share, plus (b) an amount equal to all dividends accrued on such Share which pursuant to paragraph 3(c) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of paragraph 4 and paragraph 5 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or the Issue Date if the Relevant Date is on or prior to the first Dividend Payment
Date) to but excluding the Relevant Date, and, in the case of clauses (b) and
(c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a Share of Series A Preferred Stock upon redemption, or upon liquidation, dissolution or winding up of the Corporation, the Relevant Date will be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

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     "PARITY SECURITIES": (a) Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series A Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series will rank on a parity basis as to dividend rights or rights on liquidation with the Series A Preferred Stock, whether or not the dividend rates, dividend payment dates or liquidation prices per share are different from those of the Series A Preferred Stock, if the holders of shares of such class or series are entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series A Preferred Stock. No class or series of capital stock that ranks junior to the Series A Preferred Stock as to rights on liquidation will rank or be deemed to rank on a parity basis with the Series A Preferred Stock as to dividend rights unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides; and (b) the Series B Preferred Stock.

     "PERSON": A natural person, corporation, limited liability company, partnership or other legal entity.

     "RECORD DATE": For the dividends payable on any Dividend Payment Date, the 15th day of the month during which such Dividend Payment Date occurs as and if designated by the Board of Directors.

     "REDEMPTION DATE": As to any Share, the date, which shall be a Business Day, fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 5(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart then the Redemption Date will be the date, which shall be a Business Day, on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

     "REDEMPTION PRICE": As to any Share that is to be redeemed on any Redemption Date, the Liquidation Preference as in effect on such Redemption Date.

     "SENIOR SECURITIES": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series A Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of such class or series are entitled to dividend payments or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series A Preferred Stock as to rights on liquidation will rank or be deemed to rank prior to the Series A Preferred Stock as to dividend rights, notwithstanding that the dividend rate or dividend payment dates thereof are different from those of the Series A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "SERIES A COMMON STOCK": The Series A Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series A Common Stock may thereafter have been changed.

     "SERIES A DIVIDEND RATE":

     (a) At all times prior to April 1, 2005, 12%;

     (b) On and after April 1, 2005 and prior to April 1, 2010, 11%; and

     (c) On and after April 1, 2010, 10%.

     "SERIES B COMMON STOCK": The Series B Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series B Common Stock may thereafter have been changed.

     "SERIES B PREFERRED STOCK": The Cumulative Convertible Voting Preferred Stock, Series B, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series B Preferred Stock may thereafter have been changed.

     "SHARE": A share of Series A Preferred Stock.

     "STATED VALUE": Of a Share of the Series A Preferred Stock, $1,000.

     "SUBSIDIARY": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

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     3. DIVIDENDS.

          (a) Subject to the prior preferences and other rights of any Senior Securities, the holders of Series A Preferred Stock will be entitled to receive cumulative dividends, in preference to dividends on any Junior Securities, which will accrue as provided herein. Dividends on each Share will accrue on a daily basis on the amount of the Liquidation Preference of such Share at a rate per annum equal to the Series A Dividend Rate in effect from time to time, from and including the Issue Date to but excluding the date on which the Liquidation Preference or Redemption Price of such Share is made available pursuant to paragraph 4 or 5, respectively, of this Certificate of Designations, as applicable, PROVIDED, HOWEVER, that on and after the occurrence and during the continuance of a Default, the dividend rate will be the sum of (i) the Series A Dividend Rate and (ii) 2%. Dividends will accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of this Corporation legally available for the payment of dividends. Accrued dividends on the Series A Preferred Stock will be payable quarterly on each Dividend Payment Date to the holders of record of the Series A Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount will be calculated on the basis of the rate per annum specified above in this paragraph 3(a) for the actual number of days elapsed from and including the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount will be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months.

          (b) For all Dividend Periods ending on or prior to March 31, 2003, all dividends payable with respect to the Shares may be declared and paid, in the sole discretion of the Board of Directors, in cash, through the issuance of Series A Common Stock or in any combination of the foregoing. For all Dividend Periods ending after March 31, 2003, all dividends payable with respect to the Shares will be declared and paid in cash. If any dividend payment declared by the Board of Directors with respect to the shares of Series A Preferred Stock is to be paid in whole or in part through the issuance of shares of Series A Common Stock, the amount of such dividend payment to be paid per share of Series A Preferred Stock in shares of Series A Common Stock (the "Stock Dividend Amount") will be satisfied and paid by the delivery to the holders of record of such shares of Series A Preferred Stock on the Record Date or Special Record Date (as defined below) for such dividend payment, of a number of shares of Series A Common Stock determined by dividing the Stock Dividend Amount by the Average Market Price of a share of Series A Common Stock as of such Record Date or Special Record Date. The Corporation will not be required to issue any fractional share of Series A Common Stock to which any holder of Series A Preferred Stock may become entitled pursuant to this paragraph 3(b). The Board of Directors may elect to settle any final

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fraction of a share of Series A Common Stock which a holder of one or more shares of Series A Preferred Stock would otherwise be entitled to receive pursuant to this paragraph 3(b) by having the Corporation pay to such holder, in lieu of issuing such fractional share, cash in an amount (rounded upward to the nearest whole cent) equal to the same fraction of the Average Market Price of a share of Series A Common Stock as of the Record Date or Special Record Date, as the case may be, for the dividend payment with respect to which such shares of Series A Common Stock are being delivered. Such election, if made, will be made as to all holders of Series A Preferred Stock who would otherwise be entitled to receive a fractional share of Series A Common Stock on the Dividend Payment Date or other date fixed for the payment of such dividend. Payment of such dividends as provided herein will be deemed to have been made, if paid in cash, when such payment has been delivered by wire transfer of immediately available funds to the record holders of the Series A Preferred Stock entitled to receive the same, in accordance with the instructions of such holders delivered in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by mail to the address of such record holder on the books of the Corporation), or, if paid in shares of Series A Common Stock, when shares of Series A Common Stock have been issued to the record holders of the Series A Preferred Stock entitled to receive the same. All dividends paid with respect to the Shares pursuant to this paragraph 3 will be paid PRO RATA to all the holders of Shares outstanding on the applicable Record Date or Special Record Date, as the case may be.

          (c) If on any Dividend Payment Date this Corporation, pursuant to applicable law or otherwise, is prohibited or restricted from paying the full dividends to which holders of Series A Preferred Stock, and any Parity Securities ranking on a parity basis with the Series A Preferred Stock with respect to the right to receive dividend payments, are entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted (if any) will be distributed among the holders of Series A Preferred Stock and any such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that have accrued on each share of Series A Preferred Stock during the Dividend Period ending on such Dividend Payment Date will, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of this Corporation legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such Share and will remain a part thereof until such dividends are paid. That portion of the Liquidation Preference of a Share that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Securities and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Securities that rank on a parity basis with the Series A Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date will be

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given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the Shares. Any dividend payment made on the Shares will first be credited against the earliest accrued but unpaid dividend due with respect to such Shares.

          (d) If at any time this Corporation fails to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) this Corporation will not redeem, or discharge any sinking fund obligation with respect to, any Shares, Parity Securities or Junior Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares are redeemed pursuant to the terms hereof, (ii) this Corporation will not declare or pay any dividend on or make any distribution with respect to any Junior Securities or Parity Securities or set aside any money or assets for any such purpose, except that this Corporation may declare and pay a dividend on any Parity Securities ranking on a parity basis with the Series A Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Series A Preferred Stock, PROVIDED that such dividends are declared and paid PRO RATA so that the amount of dividends declared and paid per share of Series A Preferred Stock and such Parity Securities will in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series A Preferred Stock and such Parity Securities bear to each other, and (iii) neither this Corporation nor any Subsidiary thereof will purchase or otherwise acquire any Shares, Parity Securities or Junior Securities.

          Nothing contained in the preceding paragraph of this paragraph 3(d) will prevent (x) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (y) the payment of dividends on any Parity Securities solely in shares of Junior Securities or the redemption, exchange, purchase or other acquisition of Series A Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Securities, or
(z) the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series A Preferred Stock, PROVIDED that the terms of the purchase or exchange offer are identical for all shares of Series A Preferred Stock and all accrued dividends on such Shares have been paid or have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series A Preferred Stock and for no other purpose. The provisions of this paragraph 3(d) are for the benefit of the holders of Series A Preferred Stock and accordingly the provisions of this paragraph 3(d) will not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder,

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provided that all other holders of Shares have waived in writing the benefits of this provision with respect to such redemption.

     4. LIQUIDATION. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock will be entitled to be paid an amount in cash equal to the aggregate Liquidation Preference at the date of payment of all Shares outstanding, which amounts will be paid (x) before any distribution or payment upon any such liquidation, dissolution or winding up of this Corporation is made upon any Junior Securities, (y) on a PARI PASSU basis with any such payment made to the holders of any Parity Securities, and (z) after any such payment is made upon any Senior Securities. The holders of Series A Preferred Stock will be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the full preferential amounts provided for in the preceding sentence. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Series A Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders will be distributed ratably among them based upon the full preferential amounts to which the shares of Series A Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Series A Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation will mail written notice of such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock not less than 20 days prior to the payment date stated in such written notice unless such notice is waived by the holders of a majority of the aggregate amount of the Liquidation Preference of all Series A Preferred Stock then outstanding. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation of all or any part of its assets, will be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4.

     5. REDEMPTION.

          (a) Subject to paragraph 5(f), the shares of Series A Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, on any Business Day after April 1, 2020 at the Redemption Price per Share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares will be redeemed ratably (as nearly as may be practicable) among the holders thereof.

          (b) Subject to the rights of any Parity Securities and the provisions of paragraph 5(f) and subject to any prohibitions or restrictions contained in any Debt Instrument, at any time on or after April 1, 2020, any holder will have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's Shares, by written notice to this Corporation stating the number of Shares to be redeemed. This Corporation will redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this paragraph 5(b), the Shares so requested to be redeemed on such date within 60 days following this Corporation's receipt of such notice as this Corporation will state in its notice given pursuant to paragraph 5(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this paragraph 5(b) are insufficient to redeem the total number of Shares required to be redeemed pursuant to this paragraph 5(b), then, those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this paragraph 5(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed. Further, if the funds of this Corporation legally available for redemption of Shares are sufficient to pay the Redemption Price of the Shares requested to be redeemed in full, then any portion of such Redemption Price not paid when due as provided in this paragraph 5(b), notwithstanding that payment thereof is restricted pursuant to any Debt Instrument in accordance with the first sentence of this paragraph 5(b), will constitute indebtedness of this Corporation for borrowed money, the payment of which indebtedness the holders requesting such redemption will be entitled to enforce by the exercise of any and all rights at law or in equity.

          (c) Notice of any redemption pursuant to this paragraph 5 will be mailed, first class, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of the Series A Preferred Stock. Such notice will set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

          (d) If notice of any redemption by this Corporation pursuant to this paragraph 5 has been mailed as provided in paragraph 5(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption has been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor has not been surrendered for cancellation, will no longer be deemed outstanding, and all rights with respect to such Shares will forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

          (e) All shares of Series A Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation will be retired and will be restored to the status of authorized and unissued shares of preferred stock and may be reissued as part of another series of the preferred stock of this Corporation, but such shares will not be reissued as Series A Preferred Stock.

          (f) If and so long as this Corporation fails to redeem on a Redemption Date pursuant to this paragraph 5 all shares of Series A Preferred Stock required to be redeemed on such date, this Corporation will not redeem, or discharge any sinking fund obligation with respect to, any Shares, Junior Securities or Parity Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares required to be redeemed are redeemed pursuant to the terms hereof, and will not declare or pay any dividend on or make any distribution with respect to any Junior Securities or set aside any money or assets for any such purpose, and neither this Corporation nor any Subsidiary thereof will purchase or otherwise acquire any Shares, Parity Securities or Junior Securities. Nothing contained in this paragraph 5(f) will prevent (i) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (ii) the redemption, exchange, purchase or other acquisition of Series A Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any), shares of Junior Securities, or (iii) the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series A Preferred Stock, PROVIDED that the terms of the purchase or exchange offer shall be identical for all Shares and all accrued dividends on such Shares shall have been declared and irrevocably set apart in trust for the benefit of the holders of Shares and for no other purpose. The provisions of this paragraph 5(f) are for the benefit of holders of Series A Preferred Stock and accordingly the provisions of this paragraph 5(f) will not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

     6. VOTING RIGHTS. The holders of the Series A Preferred Stock will have no voting rights whatsoever, except as required by law and except that, for so long as any Shares remain outstanding, this Corporation will not, either directly or indirectly, without the consent of the holders of record of at least 662/3% of the number of Shares then outstanding, take any action (including by

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merger, consolidation or binding share exchange with any other corporation or entity) to amend, alter or repeal (i) any of the provisions of this paragraph 6,
(ii) any of the provisions of the Certificate of Incorporation of this Corporation so as to affect adversely any preference or any relative or other right given to the Series A Preferred Stock, or (iii) any of paragraphs 3 or 4.

     7. WAIVER. Any provision of this Certificate of Designations which, for the benefit of the holders of Series A Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 662/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series A Preferred Stock will vote as a separate class.

     8. PREEMPTIVE RIGHTS. The holders of the Series A Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

     9. SENIOR SECURITIES. The Series A Preferred Stock will not rank junior to any other classes or series of stock of this Corporation outstanding on the Issue Date in respect of the right to receive dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of at least 662/3% of the number of Shares then outstanding, this Corporation will not issue any Senior Securities.

     10. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series A Preferred Stock, the shares of Series A Preferred Stock will not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 6, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

     11. HEADINGS. The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and will not affect the interpretation of any of the provisions hereof.

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     FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

     The undersigned has signed this Certificate of Designations on this 16th day of March, 2000.

                                       By: /s/ Pamela J. Strauss
                                          ---------------------------
                                       Name:  Pamela J. Strauss
                                       Title: Assistant Secretary



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